Exhibit 23.2

                  CONSENT OF ERNST & YOUNG LLP


We consent to the use of our report dated January 15, 1996, with respect to the financial statements of IMC-Agrico Company (not presented separately herein), incorporated by reference in the Registration Statements on Form S-8 (File Nos. 2-85000, 33-14641, 33-29850, 33-30417 and 33-62170) and related Prospectuses of Freeport-McMoRan Inc. and included in this Annual Report (Form 10-K) for the year ended December 31, 1995.



                                         /s/ ERNST & YOUNG LLP
                                         -----------------------
                                         ERNST & YOUNG LLP



Chicago, Illinois
March 27, 1996